UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 9, 2005

Commission File Number 1-12043

OPPENHEIMER HOLDIINGS INC.

Ontario, Canada 98-0080034

(State of incorporation) (IRS employer identification number)

PO Box 2015, Suite 1110

20 Eglinton Avenue West

Toronto Ontario Canada M4R 1K8

(Address of principal executive offices) (Zip code)

(416) 322-1515

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) The Company has reviewed its lease accounting policies and will be correcting its method of accounting for certain real estate leases by restating its financial statements for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004. The error resulted in the understatement of liabilities and the overstatement of profit before taxes and net profit for the year ended December 31, 2004 as well as for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004.

The Company initiated its review of its lease accounting in April 2005. The correction involves recording expenses for leases with escalating rents on a straight-line basis over the lease term, rather than as paid, and to correctly account for landlord incentives. The Company's Audit Committee, meeting on May 9, 2005, has concurred with management's recommendation that the previously filed interim and audited financial statements for the periods noted above should no longer be relied on and that the financial statements for some or all of the periods included therein should be restated. Additionally, the Company’s management has concluded that Management’s Report on Internal Control Over Financial Reporting as of December 31, 2004 should be restated and should no longer be relied on. Although management has not yet completed its analysis of the impact of this situation on the Company’s internal controls over financial reporting, management has determined that the Company had a material weakness in internal control over financial reporting as of December 31, 2004 relating to the lack of effective controls over the recording of lease expense.. A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The existence of one or more material weaknesses as of December 31, 2004 precludes management from concluding that the Company’s internal controls over financial reporting were effective as of year end. As a result, management expects that the Company will receive an adverse opinion on internal control over financial reporting from its independent registered public accounting firm.

In addition, the Company's interest expense on its variable rate exchangeable debentures is being adjusted amongst the four quarters of 2004. In its Annual Report on Form 10-K for the year ended December 31, 2004, the Company had booked an immaterial cumulative adjustment in the fourth quarter. With the restatement of the 2004 quarters for the lease matters described above, the Company has chosen to reflect the applicable interest expense in each quarter rather than record the impact of the adoption of the interest method as a fourth quarter adjustment. There is no impact on net profit for the year ended December 31, 2004 of the interest method adjustment.

The Company's Audit Committee and management have discussed the matters disclosed in this filing under Item 4.02(a) with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

The Company will file with the SEC an amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004 and amended Quarterly Reports on Form 10-Q/A for the fiscal quarters ended June 30, 2004 and September 30, 2004 to report these restatements. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 will include the restated comparative financial statements, as applicable, including the financial statements for the quarterly period ended March 31, 2004.

The Company has filed a Form 12b-25 Notification of Late Filing with the Securities and Exchange Commission seeking to extend the deadline for filing its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 up to five calendar days in order to calculate accurately the precise impact of the lease accounting on the historical financial statements. The Company expects to file its Form 10-Q for the fiscal quarter ended March 31, 2005 on or before May 16, 2005.

Exhibit Reference

Number	Exhibit Description

99.1	Oppenheimer Holdings Inc. press release, issued May 9, 2005, providing information on the restatement of the Company’s financial statements for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004 , as well as for the year ended December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Oppenheimer Holdings Inc.

Date: May 9, 2005 By: "E.K. Roberts" --------------------------------- E.K. Roberts President and Treasurer (Duly Authorized Officer and Principal Financial Officer)